EX 16.1

Richard Prinzi, Jr. CPA

Manhattan:

8403 7th Avenue

Staten Island:

75 Maiden Lane

Brooklyn, NY   11228

600 Forest Avenue

3rd Floor

Phone 718.748.2300

2nd Floor

New York, New York   10038

Fax 718.748.7395

Staten Island, NY   10310

Phone 212.402.6864

Phone 718.781.8580

Fax 718.748.7395

Reply to Brooklyn Office

U.S. Securities and Exchange Commission

October 14, 2003

Washington, D.C.  20549

Gentlemen:

I acknowledge receipt of a copy of the disclosures set forth in the current report of Source Direct Holdings, Inc. (formerly Global-Tech Capital Corp.) on Form 8-K dated October 14, 2003 (Commission File No. 333-69414) under the heading “Item 4. Change in Registrant’s Certifying Accountant.”  This letter will confirm that I agree with the statements made by the registrant pertaining to my firm in that section.

There were no disagreements with the Company for the annual periods or for the period up to the date of dismissal.

Sincerely,

/s/ Richard M. Prinzi, Jr. CPA

Richard M. Prinzi, Jr.

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